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                                                                  Exhibit 10.1

                      AMENDMENT TO STOCK PURCHASE AGREEMENT

         THIS AMENDMENT TO STOCK PURCHASE AGREEMENT (this "AMENDMENT") is made and entered into as of November 5, 2001, among SENIOR HOUSING PROPERTIES TRUST ("SNH"), a Maryland real estate investment trust, SNH/CSL PROPERTIES TRUST ("ACQ. SUB"), a Maryland real estate investment trust, CRESTLINE CAPITAL CORPORATION ("CLJ"), a Maryland corporation, and CSL GROUP, INC. ("CSL"), an Indiana corporation.

                                    RECITALS:

         SNH, ACQ. SUB, CLJ and CSL have entered into a Stock Purchase Agreement dated as of August 9, 2001 (the "STOCK PURCHASE AGREEMENT"), and have agreed, subject to the terms and conditions set forth below, to amend the Stock Purchase Agreement as provided below.

         NOW THEREFORE, In consideration of the foregoing, and the representations, warranties, covenants and agreements set forth in this Amendment, the parties agree as follows:

         Section 1. DEFINITIONS. Except as otherwise defined in this Amendment, capitalized terms used herein shall have the meanings ascribed thereto in the Stock Purchase Agreement.

         Section 2. AMENDMENTS. Effective as of the date hereof, the Stock Purchase Agreement shall be amended as follows:

         (a) Clause (ii) to the second recital paragraph is amended in full to read as follows:

              (ii) to lease all of the Communities to an entity to be designated by SNH ("TENANT"), each of which Communities shall be further subleased to a Subsidiary of Tenant (each, a "SUBTENANT").

         (b) Section 1.1(35) of the Stock Purchase Agreement is deleted in its entirety, and a new Section 1.1(55A) is added to the Stock Purchase Agreement to read as follows:

                   (55A) "Life Care Amounts": any amounts paid to any of the
              Acquired Companies, MSLS or any former owner or operator of the Communities for so-called "continuing care contracts" (regardless of the Person to which they were paid and whether or not refundable).

         (c) Section 1.1(54) of the Stock Purchase Agreement is amended in full to read as follows:

                   (54) "Lease": collectively, the master lease agreement to be entered into on or prior to the Closing Date by and between each Acquired Company which owns the Communities and Tenant, and any sublease to be entered into on or prior to the Closing Date between Tenant and any Subtenant, such master lease agreement or sublease to be in form and substance satisfactory to SNH and ACQ. SUB on the one hand, and Tenant or such Subtenant on the other.

         (d) Section 2.3(a)(a)(B) is amended by replacing the amount "$4,707,092" with the amount "$5,057,092".

         (e)  Section 2.3(a)(a)(D) is amended in full to read as follows:

              (D) an amount equal to the Life Care Amounts reflected as liabilities of the Acquired Companies pursuant to GAAP as of the Closing Date

         (f) Section 3.19 of the Stock Purchase Agreement is amended by adding a new paragraph (i) thereto to read as follows:

                   (i) CCC Leisure Park Corporation, a Delaware corporation
              ("CCC LEISURE PARK"), was incorporated on September 24, 1993; CCC Boynton was incorporated on April 17, 1995; and CCC Senior Living was incorporated on April 12, 2000. Each of CCC Leisure Park, CCC Boynton and CCC Senior Living has at all times since the date of its incorporation been a wholly-owned subsidiary in one or more affiliated groups of corporations filing consolidated Tax Returns pursuant to Sections 1501-1504 of the Code and related Treasury Regulations thereunder; none of such corporations has ever, pursuant to Section 381 of the Code, succeeded to the earnings and profits of another corporation through merger, liquidation or otherwise.

         (g) The second paragraph of Section 5.4 of the Stock Purchase Agreement is amended in full to read as follows:

                   By a letter dated October 23, 2001 from David Hegarty, the
              President of SNH to Tracy M. J. Colden, Esq., Senior Vice President, General Counsel and Corporate Secretary of CLJ, SNH has notified CLJ of certain environmental and other issues involving certain of the Properties that SNH has requested be remedied. CLJ shall, on or prior to November 16, 2001, notify SNH whether CLJ elects to take such action as may be required to cause such issues to be remedied. If CLJ elects to remedy the issues objected to by SNH, such issues shall be remedied at or prior to Closing, or, if any such issue cannot be completed by Closing, CLJ shall promptly begin such remediation and diligently pursue completion through and, if necessary, after Closing. If CLJ elects not to remedy any such issue, SNH shall, within five Business Days of its receipt of notice of CLJ's election not to remedy such issue, elect whether to terminate this Agreement.

         (h) Section 5.6 of the Stock Purchase Agreement is amended by deleting the words "On of before" beginning the first sentence of Section 5.6, and substituting in lieu thereof the word "Before".


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         (i)  Section 5.7 of the Stock Purchase Agreement is amended by adding a new paragraph (h) thereto to read as follows:

                  (h) CSL shall take the following actions prior to the Closing
                      Date:

                        (i) CSL will organize FS Tenant Holding Company Trust, a
                   Maryland business trust ("CSL TENANT HOLDING COMPANY"), as its wholly owned, bankruptcy remote Subsidiary, and will cause CSL Tenant Holding Company to organize FS Tenant Pool II Trust and FS Leisure Park Tenant Trust, each a Maryland business trust (the "NEW LOAN SUBTENANT" and the "LEISURE PARK SUBTENANT," respectively), as wholly owned, bankruptcy remote Subsidiaries of CSL Tenant Holding Company;

                        (ii) CSL shall form the borrowers under the New Loan as
                   Maryland business trusts (the "NEW LOAN BORROWERS") (each of which shall be a direct or indirect Subsidiary of CSL) and cause the New Loan Borrowers and Leisure Park Venture Limited Partnership to enter into a master lease agreement with CSL Tenant Holding Company (the "CSL TENANT MASTER LEASE") in substantially the form furnished to CSL by SNH (and approved by CSL), pursuant to which the New Loan Borrowers and Leisure Park Venture Limited Partnership will lease the Properties owned by them to CSL Tenant Holding Company; and

                        (iii) CSL shall cause CSL Tenant Holding Company to
                   enter into sublease agreements with each of FS Tenant Pool II Trust and FS Leisure Park Tenant Trust (the "SUBLEASES") in substantially the form furnished to CSL by SNH (and approved by CSL) pursuant to which CSL Tenant Holding Company will sublease the Properties owned by the New Loan Borrowers to FS Tenant Pool II Trust and the Property owned by Leisure Park Venture Limited Partnership to FS Leisure Park Tenant Trust.

         (j) Section 5 of the Stock Purchase Agreement is further amended by adding a new Section 5.14 thereto to read as follows:

                   5.14. CHANGE OF NAME.

                   SNH agrees that it will cause the name of any Acquired
              Company to be changed promptly after the Closing Date to the extent necessary to eliminate use of the word "Crestline" in such name.

         (k) Section 6.1(g) of the Stock Purchase Agreement is amended by deleting the word "Tenant" in the two places where it appears, and substituting in lieu thereof the words, "Tenant or Subtenant, as the case may be".

         (l) Section 6.3(a) of the Stock Purchase Agreement is amended by deleting the period at the end thereof and substituting in lieu thereof the following:


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

              , provided further, however, that none of CLJ, CSL or any of their Subsidiaries shall be in violation of any representation or warranty set forth in this Agreement for actions taken by any of them in accordance with SECTION 5.7(H).

         (m) Section 7.3(a) of the Stock Purchase Agreement is amended in full to read as follows:

                   (a) Subject to SECTION 7.1, SNH shall defend, indemnify and hold harmless CLJ, its Affiliates and their respective, officers, directors, employees and agents (the "CLJ Indemnitee"), against and in respect of any Losses resulting from: (i) any breach by SNH of any of its representations or warranties contained in this Agreement; (ii) any breach by SNH of any of its covenants, agreements or obligations contained in this Agreement; (iii) the lease of the Property owned by Leisure Park Venture Limited Partnership that is contemplated by SUBPARAGRAPHS (II) and (III) to SECTION 5.7(H) hereof, to the extent arising under the Loan Agreement referenced in SECTION 1.1(90) to the Disclosure Schedule; and (iv) any and all actions, suits, proceedings, claims, demands, assessments and judgments incident to any of the foregoing.

         (n) Section 9.6 of the Stock Purchase Agreement is amended by deleting the word "and" before "(v)" in the fourteenth line and adding a new subsection
(vi) thereto to read as follows:

              and (vi) all fees and costs, including reasonable legal fees, incurred in connection with forming the new tenant and subtenant entities and entering into the CSL Tenant Master Lease and Subleases.

         (o) Section 3.3 to the Disclosure Schedule (which is incorporated by reference in Section 1.1(27) to the Disclosure Schedule) is hereby amended by adding the following at the end thereof:


SUBSIDIARY/          TYPE OF ENTITY  JURISDICTION  CAPITALIZATION  RECORD HOLDERS
AFFILIATE                            OF FORMATION
FS Tenant Holding    business trust  Maryland      1000 common     CSL Group, Inc.
Company Trust

FS Tenant Pool II    business trust  Maryland      1000 common     FS Tenant Holding
Trust                                                              Company Trust


         (p) Section 3.3 to the Disclosure Schedule (which is incorporated by reference in Section 1.1(27) to the Disclosure Schedule) is hereby further amended to add each New Loan Borrower and the Leisure Park Subtenant (as such terms are defined in Sections 5.7(h) of the Stock Purchase Agreement, as amended hereby) thereto effective upon its formation pursuant to 5.7(h)(i) or (ii) of the Stock Purchase Agreement as amended hereby (each of such entities being reflected as a Maryland business trust with 1000 shares of common stock issued and outstanding, all of which are owned of record by CSL or a wholly-owned Subsidiary thereof).


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

         (q) Section 5.6 to the Disclosure Schedule is hereby amended by deleting the references to CCC Leisure Park Corporation and CCC Boynton Beach, Inc. (items 9 and 10 to such Schedule) from such Schedule.

         Section 3.  MISCELLANEOUS

         (a) Except as herein provided, the Stock Purchase Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed.

         (b) This Amendment is to be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Maryland (without giving effect to any laws or rules relating to conflicts of laws that would cause the application of the laws of any jurisdiction other than the State of Maryland).

         (c) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall together be considered one and the same agreement, and it shall not be necessary in making proof of this Amendment or the terms of this Amendment to produce or account for more than one of such counterparts.

         (d) The Declaration of Trust of SNH, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that the name "Senior Housing Properties Trust" refers to the trustees under such Declaration of Trust collectively as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of SNH shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, SNH. All persons dealing with SNH in any way shall look only to the assets of SNH for the payment of any sum or the performance of any obligation.

         (e) The Declaration of Trust of ACQ. SUB, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that the name "SNH/CSL Properties Trust" refers to the trustees under such Declaration of Trust collectively as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of ACQ. SUB shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, ACQ. SUB. All persons dealing with ACQ. SUB in any way shall look only to the assets of ACQ. SUB for the payment of any sum or the performance of any obligation.

         (f) No director, officer, shareholder, employee or agent of CLJ shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, CLJ or its Subsidiaries hereunder. All persons dealing with CLJ in any way shall look only to the assets of CLJ for the payment of any sum or the performance of any obligation.

         [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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         EXECUTED under seal as of the date first above written.

                                            SENIOR HOUSING PROPERTIES TRUST


                                            By: /s/ DAVID J. HEGARTY
                                                ------------------------------
                                            Name:  David J. Hegarty
                                            Title: President


                                           SNH/CSL PROPERTIES TRUST


                                            By:/s/ DAVID J. HEGARTY
                                               -------------------------------
                                            Name:  David J. Hegarty
                                            Title: President


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

                                            CSL GROUP, INC.


                                            By: /s/ LARRY K. HARVEY
                                                ------------------------------
                                            Name:  Larry K. Harvey
                                            Title: Vice President


                                           CRESTLINE CAPITAL CORPORATION


                                            By: /s/ LARRY K. HARVEY
                                                ------------------------------
                                            Name:  Larry K. Harvey
                                            Title: Senior Vice President


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